U.S. Securities and Exchange Commission
Washington, D.C. 20549
____________________
FORM 8-K A
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 26, 2013
____________________

Commission File No. 000-53612
____________________

Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)
Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.
736 East Braeburn DrivePhoenix, Arizona 85022
(Address of principal executive offices)

(928) 251-4044
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, “we”, “us”, “our”, “Bonanza”, “Company” or “our Company” refers to Bonanza Goldfields Corporation.

Section 1 - Registrant’s Business and Operations Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2013, Bonanza Goldfields Corporation entered into an Amended and Restated Asset Purchase Agreement with Gunner Gold, LLC amending the Asset Purchase Agreement filed as an exhibit to a Form 8-K filed on August 2, 2013. Pursuant to the terms of Amended and Restated Asset Purchase Agreement, Gunner Gold, LLC has agreed to purchase certain assets and assume certain liabilities from Bonanza Goldfields Corporation for a purchase price of 3,300,000 units of Gunner Gold, LLC stock valued at $3,300,000 with the option to acquire 700,000 additional units valued at $700,000 if the option to acquire the mineral rights for the Company’s BLM properties is exercised. The Company will now also receive a 5% royalty payment which is net of proceeds on all minerals mined on the BLM lands. The registrant received $307,500 at the closing, part of which was used to completely retire the Tonaquint Inc. debt and pay other  obligations. Gunner has agreed to pay $339,500 over a period of one year to retire other debts of the company, with the exception of the Hull Lode lease which Gunner Gold will assume over a two year period.

The Amended and Restated Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provision. Subject to the satisfaction of customary closing conditions set forth in the Amended and Restated Asset Purchase Agreement.  The transaction closed on  on September 24, 2013. This included the full retirement of the Company’s note with Tonaquint, Inc.

None of Bonanza Goldfields Corporation directors or officers or any associate of any such director or officer has any material relationship with Gunner Gold, LLC.

The Amended and Restated Asset Purchase Agreement has been filed as Exhibit 10.17 to this report to provide investors and securities holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Amended and Restated Asset Purchase Agreement. The Amended and Restated Asset Purchase Agreement  contains representations and warranties that the parties to the Amended and Restated Asset Purchase Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement.

In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the Amended and Restated Asset Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Amended and Restated Asset Purchase Agreement, which subsequent information may or may not be fully reflected in Bonanza Goldfields Corporation public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

2

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.17	Amended and Restated Asset Purchase Agreement

3

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bonanza Goldfields Corp.
Registrant
Date: September 26, 2013	By:	/s/ Michael Stojsavljevich
Michael Stojsavljevich
Chief Executive Officer